                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):    MARCH 13, 2002


                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                         1-12387              76-0515284
(State or Other Jurisdiction            (Commission           (IRS Employer
     of Incorporation)                  File Number)        Identification No.)


 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                     60045
   (Address of Principal Executive Offices)                     (Zip Code)





Registrant's telephone number, including area code:    (847) 482-5000

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ITEM 5.  OTHER EVENTS.

     On March 12, 2002, Tenneco Automotive Inc. announced that it had reached agreement with its senior lenders to amend various provisions of its senior credit facility. The amendments will relax the financial ratios under the facility for each quarter of 2002 through 2004. The following table shows the revised financial ratios for 2002 through 2004.


                                        2002                        2003                       2004
                               ----------------------      ----------------------    ------------------------
                                Q1    Q2    Q3    Q4        Q1    Q2    Q3    Q4      Q1     Q2    Q3     Q4
Leverage Ratio
---------------
         Prior Covenant        3.75  3.75  3.75  3.75      3.50  3.50  3.50  3.50    3.50   3.50  3.50   3.50
         Revised Covenant      5.75  5.75  5.75  5.75      5.75  5.50  5.25  5.00    4.75   4.50  4.25   4.00

Interest Coverage Ratio
------------------------
         Prior Covenant        2.20  2.20  2.20  2.50      2.75  2.75  2.75  2.75    3.00   3.00  3.00   3.00
         Revised Covenant      1.60  1.65  1.65  1.65      1.65  1.75  1.80  1.95    2.10   2.20  2.25   2.35

Fixed Charge Coverage Ratio
---------------------------
         Prior Covenant        1.25  1.25  1.25  1.25      1.50  1.50  1.50  1.50    1.75   1.75  1.75   1.75
         Revised Covenant      0.75  0.70  0.70  0.75      0.80  0.90  0.95  1.00    1.15   1.25  1.35   1.45

     The amendments also allow the company to exclude up to $60 million of cash charges and expenses, before taxes, related to potential future cost reduction initiatives from the calculation of the company's financial covenant ratios. They also permit the company, if it determines to pursue any of these transactions in the future, to execute exchanges of its senior subordinated bonds for shares of its common stock, as well as enter into possible sale/lease back transactions covering up to $200 million of assets. Proceeds from any sale/lease back transactions would be used to prepay the tranche A, B and C term loans under the senior credit facility on a pro rata basis. These prepayments would offset, dollar for dollar, the next scheduled principal amortization installments on these term loans.

     In exchange for these amendments, the company agreed to limit capital expenditures to $150 million annually through 2004; reduce the size of its revolving credit facility by 10% to $450 million; and increase interest rates on the senior term loans and on borrowings under the revolving credit facility by
0.25 percentage points. The company also agreed to pay each lender that approved the amendment a fee equal to 0.25 percent of that lender's commitment under the senior credit facility.

     A copy of the press release announcing the amendment of the company's senior credit facility, as well as the text of the amendment agreement, is filed as an exhibit to this Form 8-K report, and is incorporated herein by reference.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Exhibit
     Number        Description

       4.1 Third Amendment to Credit Agreement, dated as of March 13, 2002, by and among Tenneco Automotive Inc., JPMorgan Chase Bank as administrative agent and the lenders named therein.


      99.1 Press Release, dated March 12, 2002, announcing the amendment of the Tenneco Automotive senior credit facility.







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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TENNECO AUTOMOTIVE INC.

Date: March 14, 2002           By:   /s/ Mark A. McCollum
                                  ------------------------------------
                                         Mark A. McCollum
                               Senior Vice President and Chief Financial Officer

EXHIBIT INDEX



     Exhibit
     Number        Description

       4.1 Third Amendment to Credit Agreement, dated as of March 13, 2002, by and among Tenneco Automotive Inc., JPMorgan Chase Bank as administrative agent and the lenders named therein.


      99.1 Press Release, dated March 12, 2002, announcing the amendment of the Tenneco Automotive senior credit facility.








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